UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2019

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of 2014 Stock Incentive Plan

(e)  At the annual meeting of stockholders of Jaguar Health, Inc. (the “Company”) held on May 24, 2019, the Company’s stockholders approved an amendment to the Company’s 2014 Stock Incentive Plan (the “2014 Plan”) to increase the number of shares of the Company’s common stock (“Common Stock”) authorized for issuance under the 2014 Plan such that the aggregate authorized but unissued shares available for issuance under the 2014 Plan would be equal to 12.5% of the issued and outstanding shares of Common Stock on a fully diluted basis including for purposes of this calculation as if such shares available under the 2014 Plan were included in the denominator (and assuming conversion or exercise, as applicable, of all outstanding convertible securities, including but not limited to conversion of the Company’s Series A Convertible Participating Preferred Stock and Series B Convertible Preferred Stock  into shares of Common Stock shares in accordance with the Company’s Certificate of Incorporation as amended from time to time, all issued and outstanding warrants, RSUs and stock options (whether issued under or outside the 2014 Plan and the like)) calculated as of the earlier of (A) the day immediately after the consummation of the Company’s next underwritten public equity offering with gross proceeds of $5 million or more or (B) July 31, 2019 (collectively, the “Calculation Date”).  The Calculation Date occurred on July 24, 2019.  On the Calculation Date, the total number of issued and outstanding shares of Common Stock on a fully diluted basis was 30,404,653 shares.  Accordingly, the total number of shares of Common Stock approved for issuance under the 2014 Plan, confirmed on the Calculation Date, was 4,330,400 shares.

Stock Options

(e)  On July 19, 2019, at a regularly scheduled meeting of the Board of Directors of the Company, the Board of Directors approved the grant of stock options under the Company’s 2014 Plan (the “Options”) to officers, directors and certain employees of the Company (the “Option Grant”), including Lisa Conte (President and Chief Executive Officer), Steven R. King (Executive Vice President), and Karen S. Wright (Chief Financial Officer and Treasurer) (collectively the “Executive Officers”).  The Board of Directors approval of the Option Grant would be effective on the Calculation Date (defined above).  On July 24, 2019, the Calculation Date, the grant of the Options described below became effective:

Executive Officer	Option Shares
Lisa Conte	1,042,052
Steven R King	347,351
Karen S. Wright	303,932

The Options were granted under and in accordance with the terms and conditions of the 2014 Plan and the Form of Stock Option Grant Notice and Option Agreement (“Option Agreement”) filed with the SEC as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 on August 27, 2014.

Pursuant to the terms of the Options, the 2014 Plan and the Option Agreement, the Options will vest as follows provided in each case that the Executive Officer remains employed by the Company through the applicable vesting date:

	Option Shares	Option Shares Vesting Monthly over the
Executive Officer	Vested on July 24, 2019	36-Month Period Beginning on July 24, 2019
Lisa Conte	144,729	897,323
Steven R King	48,243	299,108
Karen S. Wright	31,172	272,760

The exercise price per share for the Options is $1.73, the closing price for the Company’s Common Stock on the Nasdaq Capital Market on Tuesday, July 23, 2019, which was the effective closing price when the Options became effective. Following the Option Grant, the total number of issued and outstanding shares of Common Stock on a fully diluted basis was 34,735,053 shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

	By:	/s/ Karen S. Wright
		Name:	Karen S. Wright
		Title:	Chief Financial Officer

Date: July 26, 2019

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